EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints James T. McManus, II and Charles W. Porter, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation (the “Company”) on Form S-3 relating to the registration of an indeterminate amount of securities, including without limitation debt, common stock, preferred stock, purchase contracts, warrants and units of the Company, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of this 26th day of October, 2011.

Signature	Title

/s/ JAMES T. MCMANUS, II James T. McManus, II	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ CHARLES W. PORTER, JR. Charles W. Porter, Jr.	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ STEPHEN D. BAN Stephen D. Ban	Director

/s/ JULIAN W. BANTON Julian W. Banton	Director

/s/ KENNETH W. DEWEY Kenneth W. Dewey	Director

/s/ T. MICHAEL GOODRICH T. Michael Goodrich	Director

/s/ JUDY M. MERRITT Judy M. Merritt	Director

/s/ STEPHEN A. SNIDER Stephen A. Snider	Director

/s/ DAVID W. WILSON David W. Wilson	Director

/s/ GARY C. YOUNGBLOOD Gary C. Youngblood	Director